UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2012

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33097	02-0681276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive Suite 200, McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

(703) 287-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 1, 2012, Gladstone Commercial Corporation (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Open Market Sale Agreement (the “Agreement”), dated as of November 4, 2009, by and among the Company, Gladstone Commercial Limited Partnership (the “Operating Partnership”) and Jefferies & Company, Inc., as sales agent and/or principal (the “Agent”).

Under the Agreement, the Company may, from time to time, offer and sell shares of its common stock with an aggregate sales price of up to $25.0 million through the Agent, or to the Agent for resale, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). Sales of the Company’s common stock through the Agent, if any, will be executed by means of ordinary brokers’ transactions on the NASDAQ Global Select Market or otherwise at market prices, in privately negotiated transactions, crosses or block transactions or such other transactions as may be agreed between the Company and the Agent, including a combination of any of these transactions. The Company will continue to pay the Agent a commission, or allow a discount, as the case may be, in each case equal to 2.0% of the gross sales proceeds of any common stock sold through the Agent as Agent or as principal, under the Agreement.

The Agreement was due to expire on November 4, 2012. The Amendment extends the term an additional two years, to November 4, 2014, or the date on which the Company has sold the maximum program amount. There is approximately $21.6 million aggregate amount of common stock of the Company remaining to be sold under the Agreement. In addition, pursuant to the Amendment, the Company will reimburse the Agent for all reasonable costs and out-of-pocket expenses of the Agent (in addition to the $150,000 in fees and expenses of the Agent’s legal counsel previously received by the Agent under the Agreement) and all such reimbursable fees and expenses of the Agent’s legal counsel up to (1) $35,000 in connection with establishing the Amendment plus (2) an additional $20,000 in connection with each subsequent issuance of common stock, subject to certain conditions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

For further details regarding the Agreement, please refer to the prospectus supplement dated November 1, 2010 and to the Agreement which was previously filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Amendment No. 1 to Open Market Sale Agreement by and among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership and Jefferies & Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLADSTONE COMMERCIAL CORPORATION

Date: November 1, 2012	By:	/s/ Danielle Jones
Danielle Jones
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Amendment No. 1 to Open Market Sale Agreement by and among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership and Jefferies & Company, Inc.